UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2012, PennyMac Mortgage Investment Trust (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2012.  A copy of the press release and the slide presentation used in connection with the Company’s earnings call held on November 8, 2012 are furnished as Exhibit 99.1 and Exhibit 99.2, respectively.  Also on November 8, 2012, the Company issued a press release correcting the record date for the payment of a cash dividend declared by its Board of Trustees for the fiscal quarter ending September 30, 2012.  A copy of the press release is furnished as Exhibit 99.3.

The information in Item 2.02 of this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Election of Directors

On November 7, 2012, Preston P. DuFauchard and Nancy McAllister were elected to the Board of Trustees (the “Board”) of the Company as Class II Trustees, to serve until the Company’s 2014 annual meeting of shareholders and their successors have been duly elected and qualify. The Board has determined that Mr. DuFauchard and Ms. McAllister are independent under the current New York Stock Exchange independence requirements and Securities and Exchange Commission rules. Mr. DuFauchard will serve on the Audit Committee and the Finance Committee of the Company’s Board. Ms. McAllister will serve on the Compensation Committee and chair the Finance Committee of the Company’s Board.

In connection with their election to the Board, Mr. DuFauchard and Ms. McAllister each received a grant of 2,250 restricted share units under the Company’s equity incentive plan, which provides for such grants upon the date of an independent trustee’s election to the Board for the first time. Such restricted share units shall vest in full and the restrictions thereon lapse on the one-year anniversary of such grant. Once vested, the restricted share units will be settled in the Company’s common shares of beneficial interest, par value $0.01.

In consideration for their services as trustees, Mr. DuFauchard and Ms. McAllister will be entitled to receive compensation on the same terms and in the same amounts as the other independent trustees.  Accordingly, Mr. DuFauchard and Ms. McAllister will each receive an annual trustee’s fee of $60,000, as well as a fee of $2,000 for attendance at each in-person meeting and $1,000 for participation in each telephonic meeting of either the Board or a committee of the Board (unless a committee meeting is on the same day as a Board meeting), up to a maximum of $15,000 per year.  In addition, Ms. McAllister will receive an annual fee of $5,000 for her role as Chair of the Finance Committee.

In connection with these elections, the Company has entered into indemnification agreements with Mr. DuFauchard and Ms. McAllister in the same form that the Company has entered into with its other trustees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 8, 2012, issued by PennyMac Mortgage Investment Trust pertaining to its financial results for the fiscal quarter ended September 30, 2012.
99.2

Slide Presentation for use on November 8, 2012 in connection with PennyMac Mortgage Investment Trust’s earnings call pertaining to its financial results for the fiscal quarter ended September 30, 2012.

99.3

Press Release, dated November 8, 2012, issued by PennyMac Mortgage Investment Trust correcting the record date for the payment of a cash dividend declared by its Board of Trustees for the fiscal quarter ending September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: November 13, 2012	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 8, 2012, issued by PennyMac Mortgage Investment Trust pertaining to its financial results for the fiscal quarter ended September 30, 2012.
99.2

Slide Presentation for use on November 8, 2012 in connection with PennyMac Mortgage Investment Trust’s earnings call pertaining to its financial results for the fiscal quarter ended September 30, 2012.

99.3

Press Release, dated November 8, 2012, issued by PennyMac Mortgage Investment Trust correcting the record date for the payment of a cash dividend declared by its Board of Trustees for the fiscal quarter ending September 30, 2012.